Exhibit 99.1   Press Release

JULY 26, 2000

PRESS RELEASE

From:                Massachusetts Fincorp, Inc.
Contact:             David C. Bojarczuk, CFO & Treasurer
Corporate Office:    70 Quincy Avenue
                     Quincy, Massachusetts 02169
Telephone:           (617) 825-5555


FOR IMMEDIATE RELEASE:

                    MASSACHUSETTS FINCORP, INC. ANNOUNCES
              SHARE PURCHASE PROGRAM FOR RESTRICTED STOCK PLAN

Quincy, MA - July 26, 2000 - David C. Bojarczuk, Chief Financial Officer and Treasurer of Massachusetts Fincorp, Inc. (OTCBB: MAFN), announced today the commencement of its initial stock purchase program to fund the Company's Stock-Based Incentive Plan (the "Plan"). The Plan was approved by stockholders in 1999. The company intends to purchase at least the first 20% or 4,264 shares of the 4% or 21,819 shares of common stock included in the plan.

Massachusetts Fincorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of the Massachusetts Co-operative Bank, a Massachusetts stock co-operative bank offering traditional financial products and services. Massachusetts Co-operative Bank conducts business through its headquarters located at 70 Quincy Avenue, Boston, MA 02169, and its offices located in Boston and East Milton.

This document contains certain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act) which involve risks and uncertainties. The Company cautions readers that a number of important factors could cause actual results to differ materially from the forward-looking statements. These factors include unforeseen fluctuations in interest rates, market conditions, inflation, adverse changes in government regulations and economic conditions.


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